Exhibit 1.1

EXECUTION VERSION

KAR AUCTION SERVICES, INC.

Common Stock, Par Value $0.01 Per Share

Underwriting Agreement

December 5, 2012

Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, NY 10010

Goldman, Sachs & Co.

200 West Street

New York, NY 10282

J.P. Morgan Securities LLC

383 Madison Avenue

New York, NY 10179

As representatives of the several Underwriters

named in Schedule I hereto

Ladies and Gentlemen:

KAR Holdings II, LLC, a Delaware limited liability company (the “Selling Stockholder”), proposes, subject to the terms and conditions stated herein, to sell to the Underwriters named in Schedule I hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, an aggregate of 13,500,000 shares (the “Firm Shares”) of common stock, par value $0.01 per share (the “Stock”), of KAR Auction Services, Inc., a Delaware corporation (the “Company”), and, at the election of the Underwriters, up to 2,025,000 additional shares (the “Optional Shares”) of Stock. The Firm Shares and the Optional Shares are herein collectively called the “Shares.”

1. (a) The Company represents and warrants to, and agrees with, each of the Underwriters that:

(i) A registration statement on Form S-3 (File No. 333-174038), as amended, in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”) and has been declared effective by the Commission; other than any Preliminary Prospectus Supplement (as defined below), any issuer free writing prospectus, if any, filed pursuant to Section 5(a) hereof, the Base Prospectus (as defined below) and any document incorporated by reference in any such registration statement or prospectus, no other document with respect to such registration statement has heretofore been filed with the Commission; and no stop order suspending the effectiveness of such registration statement or any post-effective amendment thereto has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Company, threatened by the Commission (the base prospectus in the form filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Act”), on June 22, 2011, including all information incorporated by reference therein, is hereinafter called the “Base Prospectus”; such registration statement, including all exhibits thereto and documents incorporated therein by reference, together with the Base Prospectus and any other prospectus deemed part thereof pursuant to Rule 430B under the Act, are hereinafter collectively called the “Registration Statement”; any preliminary prospectus supplement relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Act, including the preliminary prospectus supplement dated November 30, 2012 (together with the Base Prospectus), in each case including all documents incorporated therein by reference, is hereafter called a “Preliminary Prospectus Supplement”; the Preliminary Prospectus Supplement dated November 30, 2012, together with the Base Prospectus and all documents incorporated therein by reference, is hereinafter called the “Pricing Prospectus”; the final prospectus supplement, in the form first filed pursuant to Rule 424(b) under the Act, including the Base Prospectus and all documents incorporated therein by reference, is hereinafter called the “Prospectus”; any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”); references in this Agreement to financial statements and other information that are “contained,” “included,” “stated,” “described,” “set forth” or “disclosed” (or other references of like import) in the Registration Statement, any Preliminary Prospectus Supplement, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, shall be deemed to mean and include all such financial statements and other information incorporated by reference in the Registration Statement, any Preliminary Prospectus Supplement, the Pricing Prospectus or the Prospectus, as the case may be;

(ii) No order preventing or suspending the use of any Preliminary Prospectus Supplement or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus Supplement, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein;

(iii) For the purposes of this Agreement, the “Applicable Time” is 5:00 P.M. (Eastern time) on the date of this Agreement. The Pricing Prospectus, as supplemented by the Issuer Free Writing Prospectuses and other information listed on Schedule II(a) hereto, taken together (collectively, the “Pricing Disclosure Package”) as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; each Issuer Free Writing Prospectus listed on Schedule II(b) hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus; and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Prospectus as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made therein in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein;

(iv) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made therein in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein;

(v) The documents incorporated by reference in the Pricing Prospectus and the Prospectus, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder, and none of such documents, at its time of filing with the Commission, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents are filed with the Commission or become effective, as the case may be, will conform in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement except as set forth on Schedule II(b) hereto;

(vi) Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included in the Pricing Prospectus any loss or interference that is material to the business of the Company and its subsidiaries, taken as a whole, from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been any change in the Company’s capital stock or consolidated long-term debt of the Company or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Pricing Prospectus;

(vii) Each of the Company and its subsidiaries has (A) good title to all real property and all personal property (other than Intellectual Property (as defined herein), which is covered by Section 1(a)(xxviii) hereof) described in the Pricing Prospectus as owned by it, free and clear of all liens, charges, encumbrances and like restrictions except (1) to the extent the failure to have such title or the existence of such liens, charges, encumbrances and like restrictions would not, individually and in the aggregate, reasonably be expected to have a material adverse effect on the properties, results of operations, financial condition, business affairs or prospects of the Company and its subsidiaries, taken as a whole (any such event, a “Material Adverse Effect”) and (2) for the liens, charges, encumbrances or like restrictions in connection with the Credit Documents (as defined below), and (B) all licenses, certificates, permits, authorizations, approvals, franchises and other rights from, and has made all declarations and filings with, all foreign, federal, state and local authorities, all self-regulatory authorities and all courts of competent jurisdiction to which the

Company or any of its subsidiaries is subject (each, an “Authorization”) necessary to engage in the business conducted by any of them in the manner described in the Pricing Prospectus except where such failure to have such licenses, certificates, permits, authorizations, approvals, franchises and other rights or to make such declarations and filings would not, individually and in the aggregate, reasonably be expected to have a Material Adverse Effect. All such Authorizations are valid and in full force and effect and each of the Company and its subsidiaries are in compliance in all material respects with the terms and conditions of all such Authorizations and with the rules and regulations of the regulatory authorities having jurisdiction with respect thereto except where such failure to maintain such Authorizations in full force and effect or such failure to comply would not, individually and in the aggregate, reasonably be expected to have a Material Adverse Effect. All material leases to which the Company or any of its subsidiaries is a party are valid and binding obligations of the Company or its subsidiary, as applicable, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting the rights of creditors generally and subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and the discretion of the court before which any proceeding therefore may be brought and no default by, the Company or such subsidiary, as the case may be, has occurred and is continuing thereunder and, to the knowledge of the Company, no material defaults by the landlord are existing under any such lease, except in each case those defaults that would not, individually and in the aggregate, reasonably be expected to have a Material Adverse Effect. The Credit Agreement, dated May 19, 2011, among the Company, as borrower, the subsidiary guarantors named therein, the several lenders from time to time parties thereto and the other parties named therein (the “Credit Agreement”), the Guarantee and Collateral Agreement, dated May 19, 2011, by and among the Company and the subsidiary guarantors named therein, in favor of JPMorgan Chase Bank, N.A., as administrative agent under the Credit Agreement, and the agreements relating to the Company’s Canadian line of credit, as each may be amended from time to time, are collectively referred to herein as the “Credit Documents”;

(viii) Each of the Company and its subsidiaries listed on Schedule III hereto (collectively, the “Significant Subsidiaries”) has been duly incorporated or formed, and each of the Company and its subsidiaries is validly existing as a corporation or other entity in good standing (to the extent such concept exists) under the laws of its jurisdiction of incorporation or formation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Prospectus, and has been duly qualified as a foreign corporation or other entity for the transaction of business and is in good standing (to the extent such concept exists) under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be in good standing or to be so qualified would not, individually and in the aggregate, reasonably be expected to have a Material Adverse Effect;

(ix) The Company has an authorized capitalization as set forth in the Pricing Prospectus, and all of the issued shares of common stock of the Company, including the Shares to be sold by the Selling Stockholder to the Underwriters hereunder, have been duly authorized and validly issued and are fully paid and non-assessable; and all of the issued shares of capital stock of each subsidiary of the Company have been duly authorized and validly issued, are fully paid and non-assessable and (except for such liens, encumbrances, equities or claims in connection with the Credit Documents) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;

(x) The Shares conform to the description of the Stock contained in the Pricing Prospectus and the Prospectus;

(xi) The compliance by the Company with its obligations under this Agreement and the consummation by the Company of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, except for such conflicts, breaches, violations or defaults that would not, individually and in the aggregate, reasonably be expected to have a Material Adverse Effect; nor will such action result in any violation of (A) the provisions of the Certificate of Incorporation or By-laws (or equivalent organizational documents) of (i) the Company or (ii) any of its Significant Subsidiaries or (B) any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, except, in the case of clause (B), for such violations that would not, individually and in the aggregate, reasonably be expected to have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except such consents, approvals, authorizations, registrations or qualifications as have been obtained or may be required by the Financial Industry Regulatory Authority, Inc. (“FINRA”) or under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters;

(xii) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person and to require the Company to include such securities with the Shares registered pursuant to the Registration Statement or to have such securities otherwise registered by the Company under the Act, except as described in the Registration Statement and the Pricing Prospectus;

(xiii) Each of the Company and its Significant Subsidiaries is not (1) in violation of its Certificate of Incorporation or By-laws (or equivalent organizational documents), or (2) in default in the performance of any bond, debenture, note, indenture, mortgage, deed of trust or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties is subject, except, in the case of clause (2) above, that would not, individually and in the aggregate, reasonably be expected to have a Material Adverse Effect;

(xiv) The statements set forth in the Pricing Prospectus and Prospectus, as applicable, under the caption “Description of Capital Stock,” insofar as they purport to constitute a summary of the terms of the Stock, under the caption “Material U.S. Federal Tax Consequences to Non-U.S. Holders of Common Stock” and under the caption “Underwriting” (in the case of the Pricing Prospectus, together with the purchase price per Share set forth in Section 2 of this Agreement), insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects;

(xv) Other than as set forth in the Pricing Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and, to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(xvi) The Company is not and, after giving effect to the offering and sale of the Shares, will not be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(xvii) At the time of filing the Initial Registration Statement, the Company was not and is not an “ineligible issuer,” as defined under Rule 405 under the Act;

(xviii) KPMG LLP (“KPMG”), which has certified the consolidated financial statements of the Company, is an independent registered public accounting firm as required by the Act and the rules and regulations of the Commission thereunder and the rules and regulations of the Public Company Accounting Oversight Board (“PCAOB”);

(xix) The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. The Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting;

(xx) Since the date of the latest audited financial statements included in the Pricing Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

(xxi) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective;

(xxii) A registration statement with respect to the Stock has been filed on Form 8-A pursuant to Section 12 of the Exchange Act, which registration statement complies in all material respects with the applicable requirements of the Exchange Act;

(xxiii) The Shares are listed on the New York Stock Exchange (the “Exchange”);

(xxiv) The consolidated financial statements of the Company included in the Pricing Prospectus and Prospectus present fairly in all material respects the consolidated financial position of the Company as of the dates shown and its results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis;

(xxv) Except as disclosed in the Pricing Prospectus, neither the Company nor any of its subsidiaries has violated, is in violation of or, to the knowledge of the Company, is in alleged violation of, any applicable foreign, federal, state or local law or regulation relating to the protection of the environment or relating to Hazardous Materials (as defined below) and exposure thereto (collectively, “Environmental Laws”), or any Authorization required under Environmental Laws, which violations would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(xxvi) There is no liability or, to the knowledge of the Company, anticipated liability (including, without limitation, alleged or potential liability or investigatory costs, cleanup costs, governmental response costs, natural resource damages, property damages, personal injuries or penalties) of the Company or any of its subsidiaries arising out of, based on or resulting from the presence or release into the environment of any Hazardous Material (as defined below) at any location, whether or not currently or formerly owned or operated by the Company or such subsidiary, as the case may be, other than, in each case, as disclosed in the Pricing Prospectus or those that would not, individually and in the aggregate, reasonably be expected to have a Material Adverse Effect. The term “Hazardous Material” means (1) any “hazardous substance” as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (2) any “hazardous waste” as defined by the Resource Conservation and Recovery Act, as amended, (3) any petroleum or petroleum by-product, (4) any polychlorinated biphenyl and (5) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated as such under any Environmental Law;

(xxvii) There is no strike, labor dispute, slowdown or stoppage pending against the Company or any of its subsidiaries nor, to the knowledge of the Company, threatened against any of them, in each case that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of the subsidiaries has violated (A) any federal, state or local law or foreign law relating to discrimination in hiring, promotion or pay of employees, (B) any applicable wage or hour laws or (C) any provision of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or the rules and regulations thereunder, except those violations that would not, individually and in the aggregate, reasonably be expected to have a Material Adverse Effect;

(xxviii) The Company and its subsidiaries own, possess, license or have the right to use all material patents, patent rights, rights to inventions, copyrights, know-how (including trade secrets), trademarks, service marks, trade names and domain names (collectively, the “Intellectual Property”) presently employed by them in connection with the businesses now operated by them, free and clear of any liens or encumbrances (except for such liens or encumbrances in connection with the Credit Documents). To the knowledge of the Company, the present employment of the Intellectual Property by the Company and its subsidiaries does not infringe or otherwise violate any rights of any third party in respect of the Intellectual Property and no third party is infringing or misappropriating any Intellectual Property of the Company or any of its subsidiaries, in each case, that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and its subsidiaries have not received any unresolved notice of material infringement of or conflict with rights of others with respect to any of the Intellectual Property;

(xxix) The Company and its subsidiaries (considered as a whole) maintain insurance covering its properties, operations, personnel and businesses, which insurance is in amounts and insures against such losses and risks as, in the Company’s reasonable belief, are consistent with industry practice to protect the Company and its subsidiaries and their respective businesses (considered as a whole). Neither the Company nor any of its subsidiaries has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that is customary for such insurance or that would not, individually and in the aggregate, reasonably be expected to have a Material Adverse Effect;

(xxx) All tax returns material to the Company and its subsidiaries, taken as a whole, and required to be filed by the Company or any of its subsidiaries in all jurisdictions have been so filed and are accurate in all material respects. All taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due or claimed to be due from such entities have been paid, other than those being contested in good faith and for which adequate reserves have been established or those currently payable without penalty or interest or where the failure to pay would not, individually and in the aggregate, reasonably be expected to have a Material Adverse Effect. There are no material proposed additional tax assessments against the Company or any of its subsidiaries, or the assets or property of the Company or any of its subsidiaries, except those tax assessments for which adequate reserves have been established or where the failure to pay such assessments would not, individually and in the aggregate, reasonably be expected to have a Material Adverse Effect; nor, to the knowledge of the Company, are there any tax audits or investigations pending against the Company or any of its subsidiaries which, if determined adversely to the Company or any of its subsidiaries, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(xxxi) Neither the Company nor, to the knowledge of the Company, any other person associated with or acting on behalf of the Company, including, without limitation, any director, officer, agent or employee of the Company or any of its subsidiaries, has, while acting on behalf of the Company or any of its subsidiaries, (A) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (B) made any direct or indirect unlawful payment to foreign or domestic government officials or employees from corporate funds; (C) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment; or (D) taken any action that would result in a violation by such persons of any provision of the Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), and the rules and regulations thereunder; and the Company has instituted and maintains policies and procedures reasonably designed to ensure compliance therewith;

(xxxii) The Company has in place policies and procedures reasonably designed to ensure that it and its subsidiaries conduct operations in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions in which the Company and its subsidiaries conduct business, the applicable rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to any Money Laundering Law is pending or, to the knowledge of the Company, threatened;

(xxxiii) The Company and its subsidiaries are in compliance in all material respects with all applicable contractual and legal requirements pertaining to information privacy and security, including any privacy policies concerning the collection and use of personally identifiable information and the provisions of the Gramm-Leach-Bliley Act and the Personal Information Protection and Electronic Documents Act (“PIPEDA”). The Company and its subsidiaries are in compliance in all material respects with the provisions of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended (the “USA PATRIOT Act”);

(xxxiv) None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, affiliate or employee of the Company or any of its subsidiaries is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds from the sale of the Shares, or lend, contribute or otherwise make available such proceeds to any subsidiary, affiliate, joint venture partner or other person or entity for the purpose of financing the activities of any person currently subject to any sanctions administered by OFAC;

(xxxv) The statistical, industry and market-related data included in the Pricing Prospectus and Prospectus are based on or derived from management estimates and third-party sources, and the Company believes such estimates and sources are reasonable, reliable and accurate in all material respects; and

(xxxvi) Except as disclosed in or contemplated by the Pricing Prospectus and the Prospectus, there are no outstanding (A) options or warrants to purchase, (B) preemptive rights or other rights to subscribe for or purchase, (C) securities or obligations convertible into, or (D) contracts or commitments to issue or sell, in each case, shares of capital stock of the Company and its subsidiaries or any options, warrants, rights or other obligations to subscribe for or purchase such shares.

(b) The Selling Stockholder represents and warrants to, and agrees with, each of the Underwriters that:

(i) All consents, approvals, authorizations and orders of any court or governmental agency or body having jurisdiction over the Selling Stockholder necessary for the execution and delivery by the Selling Stockholder of this Agreement, and for the sale and delivery of the Shares to be sold by the Selling Stockholder hereunder, have been obtained, except such as may be required by FINRA or required under the Act or state securities laws, as to which the Selling Stockholder makes no representation; and the Selling Stockholder has full limited liability company right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Shares to be sold by the Selling Stockholder hereunder;

(ii) The sale of the Shares to be sold by the Selling Stockholder hereunder and the compliance by the Selling Stockholder with its obligations under this Agreement and the consummation by the Selling Stockholder of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (A) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Selling Stockholder is a party or by which the Selling Stockholder is bound or to which any of the property or assets of the Selling Stockholder is subject, (B) the limited liability company agreement of the Selling Stockholder, or (C) any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Selling Stockholder or the property of the Selling Stockholder, except in the case of (A) and (C) above, for such conflicts, breaches, violations or defaults that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Selling Stockholder to perform its obligations hereunder;

(iii) The Selling Stockholder has, and immediately prior to each Time of Delivery (as defined in Section 4 hereof), the Selling Stockholder will have valid title to the Shares to be sold by the Selling Stockholder hereunder, free and clear of all liens, encumbrances, equities or claims; and, upon payment by the Underwriters for the Shares to be sold by such Selling Stockholder pursuant to this Agreement, delivery of such Shares, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by The Depository Trust Company (“DTC”), registration of such Shares in the name of Cede or such other nominee on the Company’s share registry and the crediting of such Shares on the books of DTC to securities accounts of the Underwriters maintained at DTC (assuming that neither DTC nor any such Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the Uniform Commercial Code (the “UCC”)) to such Shares), (A) under Section 8-501 of the UCC, the Underwriters will acquire a security entitlement in respect of such Shares and (B) no action based on any “adverse claim,” within the meaning of Section 8-102 of the UCC, to such Shares may be asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, such Selling Stockholder may assume that when such payment, delivery and crediting occur, (x) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its Certificate of Incorporation, By-Laws and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (z) appropriate book entries crediting the Shares to the securities accounts of the several Underwriters maintained at DTC will have been made on records of DTC pursuant to Section 8-501 of the UCC. As used in this Section 1(b)(iii), the terms “delivery,” “securities account,” “security entitlement” and “adverse claim” have the meanings given them in Article 8 of the UCC;

(iv) The Selling Stockholder has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(v) To the extent that any statements or omissions made in the Registration Statement, any Preliminary Prospectus Supplement, the Pricing Prospectus, the Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with written information furnished to the Company by the Selling Stockholder expressly for use therein (the “Selling Stockholder Information”), such

Preliminary Prospectus Supplement, the Pricing Prospectus and the Registration Statement did, and the Prospectus, any further amendments or supplements to the Registration Statement and the Prospectus, and any Issuer Free Writing Prospectus, when they become effective or are filed with the Commission, as the case may be, did not or will not (as the case may be) contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. Each of the Company, the Selling Stockholder and the Underwriters acknowledges and agrees that for all purposes of this Agreement, the only information furnished to the Company by or on behalf of the Selling Stockholder expressly for use in the Registration Statement, any Preliminary Prospectus Supplement, the Pricing Prospectus, the Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement thereto are the statements pertaining to the name and address of the Selling Stockholder and the number of shares owned and the number of shares proposed to be sold by the Selling Stockholder under the caption “Selling Stockholder” in each of the Pricing Prospectus and the Prospectus; and

(vi) In order to document the Underwriters’ compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions contemplated herein, the Selling Stockholder will deliver to you prior to or at the First Time of Delivery (as hereinafter defined) a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

2. Subject to the terms and conditions herein set forth, (a) the Selling Stockholder agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Selling Stockholder, at a purchase price per share of $16.7125 the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, the Selling Stockholder agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Selling Stockholder, at the purchase price per share set forth in clause (a) of this Section 2, that portion of the number of Optional Shares as to which such election shall have been exercised determined by multiplying such number of Optional Shares by a fraction, the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

The Selling Stockholder hereby grants to the Underwriters the right to purchase at their election up to 2,025,000 Optional Shares, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering sales of shares in excess of the number of Firm Shares. Any such election to purchase Optional Shares may be exercised only by written notice from you to the Selling Stockholder and the Company, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4(a) hereof) or, unless you and the Selling Stockholder otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

3. Upon the authorization by you of the release of the Firm Shares, the several Underwriters propose to offer the Shares for sale upon the terms and conditions set forth in the Prospectus.

4. (a) The Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours’ prior notice to the Selling Stockholder and the Company shall be delivered by or on behalf of the Selling Stockholder to Credit Suisse Securities (USA) LLC, through the facilities of The Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Selling Stockholder to the Representatives at least forty-eight hours in advance. To the extent the Shares are delivered in certificated form, the Company will cause the certificates representing the Shares to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian or will cause the Shares to be eligible for participation in the Direct Registration System. The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 A.M., Eastern time, on December 11, 2012 or such other time and date as the Representatives, the Selling Stockholder and the Company may agree upon in writing, and, with respect to the Optional Shares, 9:30 A.M., Eastern time, on the date specified by the Representatives in the written notice given by the Representatives of the Underwriters’ election to purchase such Optional Shares pursuant to Section 2, or such other time and date as the Representatives, the Selling Stockholder and the Company may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the “First Time of Delivery,” such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the “Second Time of Delivery,” and each such time and date for delivery is herein called a “Time of Delivery.”

(b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 8(m) hereof, will be delivered at the offices of Debevoise & Plimpton LLP, 919

Third Avenue, New York, New York 10022 (the “Closing Location”), and the Shares will be delivered electronically via the facilities of the Depository Trust Company, all at such Time of Delivery. A telephonic meeting will be held at the Closing Location at 2:00 P.M., Eastern time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by-law or executive order to close.

5. The Company agrees with each of the Underwriters:

(a) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof as you may reasonably request; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus Supplement, the Prospectus or other prospectus in respect of the Shares, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement, any Preliminary Prospectus Supplement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus Supplement, the Prospectus or other prospectus or suspending any such qualification, to promptly use its reasonable best efforts to obtain the withdrawal of such order;

(b) Promptly from time to time to take such action as you may reasonably request to qualify (or obtain an exemption from qualification for) the Shares for offering and sale under the securities laws of such jurisdictions as you may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction or to subject itself to taxation in excess of a nominal amount in respect of doing business in any jurisdiction where it is not so subject on the date hereof;

(c) Prior to 12:00 P.M., Eastern time, on the second New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the Company has knowledge that the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares, and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Act, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may reasonably request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(d) To make generally available to its securityholders as soon as practicable (which may be satisfied by filing with the Commission’s EDGAR system or any successor system), but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(e) During the period beginning from the date hereof and continuing to and including the date 90 days after the date of the Prospectus (the “Lock-Up

Period”), not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of, except as provided hereunder, any securities of the Company that are substantially similar to the Shares, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities (other than (A) the Shares to be offered and sold by the Selling Stockholder hereunder, (B) issuances and grants pursuant to the Company’s and its subsidiaries’ employee stock option, benefit, compensation or similar plans existing on the date of this Agreement, including issuances thereunder upon the conversion or exchange of convertible or exchangeable securities or exercise of options or warrants or vesting of units or (C) issuances pursuant to director compensation plans, dividend reinvestment plans or direct stock purchase plans, in each case existing on the date of this Agreement or described in the Pricing Prospectus, or directors’ qualifying shares), without the prior written consent of the Representatives;

(f) Upon the request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Shares (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred and shall have a term no longer than the term of the applicable prospectus delivery period for the Shares.

6. (a) The Company represents and agrees that, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; the Selling Stockholder represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus; and each Underwriter represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus; any such free writing prospectus the use of which has been consented to by the Company and the Representatives is listed on Schedule II(a) or Schedule II(b) hereto;

(b) The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and

(c) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this covenant shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives, expressly for use therein.

7. The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, any Preliminary Prospectus Supplement, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, any Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(b) hereof, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with any Blue Sky survey; (iv) the filing fees incident to, and the reasonable fees and disbursements of counsel for the Underwriters in connection with, any required review by FINRA of the terms of the sale of the Shares; (v) the cost of preparing stock certificates (if applicable); (vi) the cost and charges of any transfer agent or registrar; (vii) the fees and expenses of counsel to the Selling Stockholder; and (viii) all other costs and expenses incident to the performance of the Company’s obligations which are not otherwise specifically provided for in this Section; provided, however, that the costs associated with the chartering of an aircraft used by the Company and the Underwriters to attend meetings with prospective purchasers of the Shares will be allocated between the Company and the Underwriters in proportion to the relative usage by representatives of the Company on the one hand and representatives of the Underwriters on the other hand; provided, further, that all costs and expenses incident to the performance of the Selling Stockholder’s obligations hereunder, including any stock transfer taxes payable on the sale of the Shares by the Selling Stockholder to the Underwriters, shall be paid by the Selling Stockholder. It is understood, however, that the Company shall bear the cost of any other matters not directly relating to the sale and purchase of the Shares pursuant to this Agreement, and that except as provided in this Section, and Sections 9 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

8. The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and the Selling Stockholder herein are, at and as of such Time of Delivery, true and correct, the condition that the Company and the Selling Stockholder shall have performed all of their respective obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b) Debevoise & Plimpton LLP, counsel for the Underwriters, shall have furnished to you their written opinion (a form of such opinion is attached as Annex I(a) hereto) and letter of negative assurance (a form of which is attached as Annex I(b) hereto), in each case dated such Time of Delivery and in form and substance satisfactory to you, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c) Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Company, shall have furnished to you their written opinions (forms of which are attached as Annex II(c) hereto) and letter of negative assurance (a form of which is attached as Annex II(d) hereto), in each case dated such Time of Delivery and in form and substance satisfactory to you;

(d) Skadden, Arps, Slate, Meagher & Flom LLP shall have furnished to you their written opinion with respect to the Selling Stockholder at the request of the Company (a form of such opinion is attached as Annex III hereto), dated such Time of Delivery and in form and substance satisfactory to you;

(e) The General Counsel of the Company shall have furnished to you her written opinion (a form of such opinion is attached as Annex IV hereto), dated such Time of Delivery and in form and substance satisfactory to you;

(f) On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 A.M., Eastern time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, KPMG shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you;

(g) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the Company’s capital stock or consolidated long-term debt of the Company or any change, or any development involving a prospective change, in or affecting the business affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Pricing Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(h) On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization,” as that term is defined in Section 3(a)(62) of the Exchange Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities;

(i) On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war; or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(j) The Shares to be sold at such Time of Delivery shall have been duly listed on the Exchange;

(k) The Company shall have obtained and delivered to the Underwriters executed copies of an agreement from each director, officer and stockholder of the Company named in Schedule IV hereto, substantially to the effect set forth in Section 5(e) hereof;

(l) The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses to the Underwriters on or before the second New York Business Day next succeeding the date of this Agreement; and

(m) The Company and the Selling Stockholder shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company and of the Selling Stockholder, respectively, satisfactory to you as to the accuracy of the representations and warranties herein of the Company and the Selling Stockholder, respectively, at and as of such Time of Delivery, as to the performance by the Company and the Selling Stockholder, respectively, of all of their respective obligations hereunder to be performed at or prior to such Time of Delivery, and as to such other matters as you may reasonably request, and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a) and (g) of this Section.

9. (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus Supplement, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” (in the case of either an Issuer Free Writing Prospectus or such “issuer information,” taken together with the Pricing Prospectus) filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the

Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus Supplement, the Pricing Prospectus, the Prospectus or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein.

(b) The Selling Stockholder will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus Supplement, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus or any “issuer information” (in the case of either an Issuer Free Writing Prospectus or such “issuer information,” taken together with the Pricing Prospectus) filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus Supplement, the Pricing Prospectus or the Prospectus, or any such amendment or supplement, or any Issuer Free Writing Prospectus in reliance upon and in conformity with the Selling Stockholder Information; and will reimburse such Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Underwriters acknowledge and agree that for all purposes of this Agreement, the only information furnished to the Company by or on behalf of the Selling Stockholder expressly for use in the Registration Statement, any Preliminary Prospectus Supplement, the Pricing Prospectus, the Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement thereto is the Selling Stockholder Information; provided, further, that (x) the Selling Stockholder shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus Supplement, the Pricing Prospectus or the Prospectus, or any such amendment or supplement, or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by an Underwriter through the Representatives expressly for use therein and (y) the liability of the Selling Stockholder pursuant to this subsection (b) shall not exceed the net proceeds to the Selling Stockholder, as set forth in the Pricing Prospectus.

(c) Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company and the Selling Stockholder against any losses, claims, damages or liabilities to which the Company or the Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus Supplement, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus Supplement, the Pricing Prospectus or the Prospectus or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; and will reimburse the Company or the Selling Stockholder, as the case may be, for any legal or other expenses reasonably incurred by the Company or the Selling Stockholder, as the case may be, in connection with investigating or defending any such action or claim as such expenses are incurred.

(d) Promptly after receipt by an indemnified party under subsection (a), (b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. It is understood that the indemnifying party shall not, in connection with any one action or proceeding or separate but substantially similar actions or proceedings arising out of generally the same allegations, be liable for the fees and expenses of more than one separate firm of attorneys at any time for all indemnified parties (except to the extent that local counsel (in addition to any regular counsel) is required to effectively defend against any such action or proceeding). No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(e) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholder on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (d) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Stockholder on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholder on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Selling Stockholder bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Selling Stockholder on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Stockholder and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) the Selling Stockholder shall not be required to contribute any amount in excess of the amount by which (A) the net proceeds received by the Selling Stockholder from the sale of Shares exceeds (B) the amount of any damages which the Selling Stockholder has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.

(f) The obligations of the Company and the Selling Stockholder under this Section 9 shall be in addition to any liability which the Company and the Selling Stockholder may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company), to each member, director, officer or equivalent official of the Selling Stockholder and to each person, if any, who controls the Company or the Selling Stockholder within the meaning of the Act.

10. (a) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Selling Stockholder and the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Selling Stockholder and the Company that you have so arranged for the purchase of such Shares, or the Selling Stockholder or the Company notifies you that it has so arranged for the purchase of such Shares, you, the Selling Stockholder or the Company shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

(b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Selling Stockholder shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all of the Shares to be purchased at such Time of Delivery, or if the Selling Stockholder shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Selling Stockholder to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter, the Company, or the Selling Stockholder, except for the expenses to be borne by the Company and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Selling Stockholder and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company or the Selling Stockholder, or any officer or director or controlling person of the Company or any controlling person (or member, director, officer or equivalent official) of the Selling Stockholder, and shall survive delivery of and payment for the Shares.

12. If this Agreement shall be terminated pursuant to Section 10 hereof, neither the Company nor the Selling Stockholder shall then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason any Shares are not delivered by or on behalf of the Selling Stockholder as provided herein, the Company and the Selling Stockholder, jointly and severally, will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but neither the Company nor the Selling Stockholder shall then be under any further liability to any Underwriter in respect of the Shares not so delivered except as provided in Sections 7 and 9 hereof.

13. In all dealings hereunder, you, as the Representatives, shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Representatives on behalf of the Underwriters.

All statements, requests, notices and agreements hereunder shall be in writing, and, if to the Underwriters, shall be delivered or sent by mail, telex or facsimile transmission to you as the Representatives in care of (1) Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, New York 10010, Attention: ECM Syndicate Desk, telephone (212) 325-4496, facsimile (212) 448-4113, (2) Goldman, Sachs & Co., 200 West Street, New York, New York 10282, Attention: Registration Department, telephone (866) 471-2526, facsimile (212) 902-9316 and (3) J.P. Morgan Securities LLC, 383 Madison Avenue, New York, NY 10179, Attention: Equity Syndicate Desk, facsimile (212) 622-8358 and, if to the Company, shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: General Counsel; and, if to the Selling Stockholder, to KAR Holdings II, LLC, c/o Kelso & Company, L.P., 320 Park Avenue, 24th Floor, New York, NY 10022, Attention: James J. Connors II, Esq., telephone (212) 751-3939, facsimile (212) 223 2379; provided, however, that any notice to an Underwriter pursuant to Section 9(d) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire or telex constituting such Questionnaire, which address will be supplied to the Company by you on request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof. In accordance with the requirements of the USA PATRIOT Act, the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the underwriters to properly identify their respective clients.

14. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and the Selling Stockholder and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and each person who controls the Company, the Selling Stockholder or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

16. Each of the Company and the Selling Stockholder, severally and not jointly, acknowledges and agrees that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Selling Stockholder, on the one hand, and the several Underwriters on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company or the Selling Stockholder (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company or the Selling Stockholder with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or the Selling Stockholder on other matters) or any other obligation to the Company or the Selling Stockholder except the obligations expressly set forth in this Agreement and (iv) each of the Company and the Selling Stockholder has consulted its own legal and financial advisors to the extent it deemed appropriate. Each of the Company and the Selling Stockholder, severally and not jointly, agree that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company or the Selling Stockholder, in connection with such transaction or the process leading thereto.

17. This Agreement supersedes all prior agreements and understandings (whether written or oral) among the Company, the Selling Stockholder and the Underwriters, or any of them, with respect to the subject matter hereof.

18. THIS AGREEMENT AND ANY MATTERS RELATED TO THIS TRANSACTION SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAWS OF THE STATE OF NEW YORK. The Company and the Selling Stockholder, severally and not jointly, agree that any suit or proceeding arising in respect of this agreement or our engagement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the Company and the Selling Stockholder, severally and not jointly, agree to submit to the jurisdiction of, and to venue in, such courts.

19. The Company, the Selling Stockholder and each of the Underwriters hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

21. Without limiting the applicability of Section 2 hereof or any other provision of this Agreement, with respect to any Underwriter who is affiliated with any person or entity engaged to act as an investment adviser on behalf of a client who has a direct or indirect interest in the Shares being sold by the Selling Stockholder, the Shares being sold to such Underwriter shall not include any shares of Stock attributable to such client (with any such shares instead being allocated and sold to the other Underwriters) and, accordingly, the fees or other amounts received by such Underwriter in connection with the transactions contemplated hereby shall not include any fees or other amounts attributable to such client.

If the foregoing is in accordance with your understanding, please sign and return to us three counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Selling Stockholder and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company and the Selling Stockholder for examination, upon request, but without warranty on your part as to the authority of the signers thereof.

[Remainder of this page intentionally left blank]

Very truly yours,

KAR AUCTION SERVICES, INC.

By:	/s/ Rebecca C. Polak
	Name:	Rebecca C. Polak
	Title:	Executive Vice President, General Counsel & Secretary

KAR HOLDINGS II, LLC

By:	/s/ Church M. Moore
	Name:	Church M. Moore
	Title:	Vice President

Accepted as of the date hereof:

CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ C. Cullom Davis
	Name:	C. Cullom Davis
	Title:	Managing Director

GOLDMAN, SACHS & CO.

By:	/s/ Adam T. Greene
	Name:	Adam T. Greene
	Title:	Vice President

J.P. MORGAN SECURITIES LLC

By:	/s/ Amitava Sarkar
	Name:	Amitava Sarkar
	Title:	Vice President

On behalf of each of the Underwriters

SCHEDULE I

Underwriter	Total Number of Firm Shares to Be Purchased	Number of Optional Shares to be Purchased If Maximum Option Exercised

Credit Suisse Securities (USA) LLC	3,543,750	531,564
Goldman, Sachs & Co.	3,543,750	531,563
J.P. Morgan Securities LLC	1,687,500	253,125
Barclays Capital Inc.	776,250	116,437
BMO Capital Markets Corp.	776,250	116,437
Merrill Lynch, Pierce, Fenner & Smith Incorporated	776,250	116,437
Deutsche Bank Securities Inc.	776,250	116,437
Robert W. Baird & Co. Incorporated	405,000	60,750
Barrington Research Associates, Inc.	405,000	60,750
BB&T Capital Markets, a division of Scott & Stringfellow, LLC	405,000	60,750
Stephens Inc.	405,000	60,750

Total	13,500,000	2,025,000

Schedule II(a)

Information and Issuer Free Writing Prospectuses Included In the Pricing Disclosure Package:

Number of Firm Shares: 13,500,000

Number of Optional Shares: 2,025,000

Public offering price per share: $17.50

Schedule II(b)

Issuer Free Writing Prospectuses Not Included in the Pricing Disclosure Package:

1.	Electronic road show presentation made available on NetRoadshow.com.

Schedule III

Significant Subsidiaries

ADESA New Jersey, LLC (New Jersey)

ADESA New York, LLC (New York)

ADESA Florida, LLC (Florida)

Auto Dealers Exchange of Concord, LLC (Massachusetts)

ADESA Colorado, LLC (Colorado)

ADESA Texas, Inc. (Texas) (fka ADESA Houston)

Automotive Finance Canada, Inc. (Ontario)

Impact Auto Auctions Ltd. (Ontario)

ADESA Montreal Corporation (Nova Scotia)

ADESA Impact Texas, LLC (Texas)

OPENLANE, Inc. (Delaware)

Automotive Recovery Services, Inc. (Indiana)

ADESA California, LLC (California)

ADESA Corporation, LLC (Indiana)

AFC Funding Corporation (Indiana)

Automotive Finance Corporation (Indiana)

ADESA Dealer Services, LLC (Indiana)

ADESA Auctions Canada Corporation (Nova Scotia)

Insurance Auto Auctions Corp. (Delaware)

Insurance Auto Auctions, Inc. (Illinois)

ADESA, Inc. (Delaware)

Axle Holdings, Inc. (Delaware)

Schedule IV

List of Persons Delivering Lock-Up Agreements

KAR Holdings II, LLC

Kelso Investment Associates VII, L.P.

KEP VI, LLC

PCap KAR LLC

GS Capital Partners VI Fund, L.P.

GS Capital Partners VI Parallel, L.P.

GS Capital Partners VI GmbH & Co. KG

GS Capital Partners VI Offshore Fund, L.P.

GSCP VI Advisors, L.L.C.

GSCP VI Offshore Advisors, L.L.C.

Goldman, Sachs Management GP GMBH

GS Advisors VI, L.L.C.

ValueAct Capital Master Fund, L.P.

Axle Holdings II, LLC

Brian T. Clingen

James P. Hallett

Thomas J. Caruso

Thomas C. O’Brien

Donald S. Gottwald

Eric M. Loughmiller

Rebecca C. Polak

Benjamin Skuy

David Vignes

David J. Ament

Thomas J. Carella

Michael B. Goldberg

Sanjeev Mehra

Church M. Moore

Gregory P. Spivy

Robert M. Finlayson

Peter R. Formanek

Jonathan P. Ward

Kelly J. Barlow

Warren W. Byrd

Peter J. Kelly

ANNEX I(a)

Form of Debevoise & Plimpton LLP Opinion

ANNEX I(b)

Form of Debevoise & Plimpton LLP Negative Assurance Letter

ANNEX II(c)

Form of Skadden, Arps, Slate, Meagher & Flom LLP

Opinions as Issuer’s Counsel

ANNEX II(d)

Form of Skadden, Arps, Slate, Meagher & Flom LLP

Negative Assurance Letter as Issuer’s Counsel

ANNEX III

Form of Skadden, Arps, Slate, Meagher & Flom LLP Opinion

Relating to the Selling Stockholder

ANNEX IV

Form of KAR General Counsel Opinion